Exhibit 10.4.2

DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

(Non-Assignable)

To Purchase Shares of
Common Stock

-of-

MAVERICK TUBE CORPORATION

THIS CERTIFIES THAT Director’s Name (the “Optionee”) is hereby granted the option, as of Grant Date, to purchase, at the option price of Strike Price per share, all or any part of the number of shares fully paid and non-assessable shares of the common stock, par value $0.01 per share (the “Common Stock”), of Maverick Tube Corporation, a Delaware corporation (hereinafter called the “Company”), in accordance with the terms and conditions for the Maverick Tube Corporation Director Stock Option Plan (the “Plan”) and upon and subject to the following terms and conditions:

1.	Term. Except as otherwise provided herein, this Option and all rights to purchase shares hereunder shall expire five years after the date of grant of this Option (the “Expiration Date”).

2.
Nontransferablility. This Option and all rights hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, this Option shall be exercisable only by the Optionee. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option except as provided herein shall be null and void and without effect.

3.
Exercise. Prior to its expiration or earlier termination, this Option shall be exercisable from time to time in whole or in part, provided, however, that in no event shall this Option, or any portion thereof, be exercisable until at least six months after the date of grant of this Option.

This Option may be exercised from time to time only by delivery to the Company at its principal office (to the attention of the principal accounting officer) of a duly signed notice in writing stating the number of shares with respect to which this Option is being exercised; provided, however, that:

(i) only whole shares and not less than One Hundred (100) shares may be purchased at any one time unless the number purchased is the total remaining number then purchasable hereunder;

(ii) the Optionee shall pay, in addition to the aggregate purchase price of the Common Stock covered by the Option, and amount equal to any federal, state and local taxes that may be required to be withheld in connection with the exercise of such Option, unless the Company’s officers, at the time of exercise of this Option, have established procedures for the satisfaction of an Optionee’s withholding tax liability incurred upon exercise of this Option by enabling the Optionee to authorize the company to retain from the total number of shares to be issued pursuant to such Option exercise that number of shares (based on the then-existing Fair market Value Per Share as determined in accordance with the Plan) that will satisfy the withholding tax due; and

(iii) this Option may not be exercised at any time when this Option or the granting or exercise hereof violates any law, governmental order or regulation, or Company policy governing the purchase and sale of securities of the Company.

At the time of delivery specified in the Optionee’s notice of exercise, the Company shall transfer and set aside for the benefit of the Optionee (or other person entitled to exercise this Option) a certificate or certificates out of the Company’s theretofore authorized but unissued or reacquired shares of Common Stock as the Company may elect against payment of the option price in full for the number of shares purchased, and any withholding tax, if required, by either (i) cash (including certified or bank cashier’s check or the equivalent thereof), or (ii) at the discretion of the Optionee and as specified in the notice of exercise, by delivering at Fair Market Value Per Share ( determined as of the date of the notice of exercise) Common Stock owned by the Optionee ( or such other person) as hereinafter provided. If the Optionee fails to pay for any part of the number of shares specified in such notice as required, the right to purchase such shares may be terminated by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

4.
Delivery of Certificates. The Company shall deliver certificates representing the Common Stock purchased hereunder, free and clear of restrictions except for the restrictions which are necessary to assure compliance by the Company and the Optionee with applicable federal and state securities laws and/or the listing requirements of any national securities exchange or association. The Company may postpone the issuance and delivery of shares upon any exercise of this Option, if necessary, until admission of such shares to listing on any stock exchange or association and completion of registration and qualification of such shares under any applicable state or federal law, rule or regulation.

5.
Termination of Option. This Option and all unexercised rights hereunder shall terminate automatically upon the earlier of (I) the date on which an Optionee ceases to hold the office of a director of the Company for any reason other than retirement, death or disability, (ii) the date which is three months following the effective date of the Optionee’s retirement from service on the Board, (iii) the date which is one year following the date on which the Optionee’s service on the Board ceases due to death or disability, and (iv) the fifth anniversary date of the option grant. If the tenure of the Optionee as a director of the Company is terminated by reason of death or disability, and outstanding Option or unexercised portion thereof granted to him may be exercised by the Optionee, the Optionee’s personal representative, executor, administrator, heirs or devisees, as applicable, at any time, within one year after the Optionee’s death or disability, but in no event after the termination of the term of this Option in accordance with its terms.

6.
Adjustment. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, or in the event that there is a subdivision or consolidation of the outstanding shares of Common Stock, this Option shall, to the extent that it has not been exercised, entitle the Optionee upon the subsequent exercise of this Option to such number and kind of securities or other property, subject to the terms of the Option, and at such aggregate purchase price as determined in accordance with the Plan. Any determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under this Option or in connection with any such adjustment.

7.
Miscellaneous. A determination by the Compensation Committee of any question which may arise with respect to the interpretation and construction of the provisions of this Option or of the Plan shall be final. The Compensation Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of this Option or of the Plan as it may deem advisable. This Option shall not confer upon the Optionee any right to remain a director of the Company, shall not interfere in any way with the right of the Company or the shareholders thereof at any time to terminate such service or to increase or decrease the compensation of the Optionee as a director from the level in existence at the time of the granting of this Option, and shall not confer upon the Optionee any rights or privileges of a shareholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 6, above.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

DATED:	Current Date

MAVERICK TUBE CORPORATION

By:
Jim Cowan
President and Chief Operating Officer

ACCEPTED:

Director’s name